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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Developers Diversified Realty Corporation ("DDR") dated June 30, 2004 and to the incorporation by reference therein of our report dated March 18, 2003, except for Note 24, as to which the date is January 20, 2004, with respect to the consolidated financial statements of JDN Realty Corporation included in the Current Report on Form 8-K of DDR, as filed with the Securities and Exchange Commission on January 20, 2004.

                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
September 2, 2004